UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2008

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 9.01.    Financial Statements and Exhibits

(a) Financial statements of businesses acquired

On February 6, 2008, we filed a Current Report on Form 8-K with regard to our acquisition of Trayport Ltd. (“Trayport”) on January 31, 2008.  In that Form 8-K, we indicated that we had not yet determined the significance of the acquisition pursuant to the instructions to the Current Report on Form 8-K and that we would file any required financial statements relating to such acquisition by an amendment to the Form 8-K within the required time period.

We have since determined that, based upon our audited financial statements as of December 31, 2007 included in our Annual Report on Form 10-K filed on February 29, 2008, the acquisition does not meet any of the conditions set forth in Rule 3-05(b) of Regulation S-X.  As such, we are not required to file financial statements under Item 9.01(a) at this time.

(b) Pro Forma Financial Information

In addition, we have since determined that, based upon our audited financial statements as of December 31, 2007 included in our Annual Report on Form 10-K filed on February 29, 2008, the acquisition does not meet any of the conditions set forth in Rule 11-01(b) of Regulation S-X.  As such, we are not required to file pro-forma financial information under Item 9.01(b) at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.
Date: April 4, 2008
	By:	/s/ JAMES A. PEERS
	Name:	James A. Peers
	Title:	Chief Financial Officer